Exhibit 10.42

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of January 29, 2015, by Armstrong Coal Sales, LLC, a Delaware limited liability company (the “New Guarantor”).

Background

Reference is made to (i) the Credit Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Credit Agreement”) by and among Armstrong Energy, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders party thereto (in such capacity, the “Administrative Agent”), (ii) the Continuing Agreement of Guaranty and Suretyship dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Guaranty”) of Guarantors issued to the Lenders and the Administrative Agent, (iii) the Regulated Substances Certificate and Indemnity Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Indemnity”) of the Borrower and the Guarantors party thereto to the Lenders and the Administrative Agent, (iv) the Intercompany Subordination Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Intercompany Subordination Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent, (v) the Pledge Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Pledge Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent, (vi) the Security Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “Security Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent, (vii) the Patent, Trademark and Copyright Security Agreement dated as of December 21, 2012 (as the same may be modified, supplemented, restated, or amended, the “PTC Agreement”) by and among the Borrower, the Guarantors party thereto, and the Lenders and the Administrative Agent and (viii) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented, or amended.

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein. In consideration of the New Guarantor becoming a Guarantor under the terms of the Credit Agreement and in consideration of the value of the direct and indirect benefits received by New Guarantor as a result of becoming affiliated with the Borrower and the Guarantors, the New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, a Guarantor under the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, the PTC Agreement, and each of the other Loan Documents to which the Guarantors are a party and agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the Payment In Full, New Guarantor has assumed the joint and several obligations of a “Guarantor”, a “Loan Party”, a “Company”, a “Pledgor”, or a “Debtor” under, and New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, the PTC Agreement, and each of the other Loan Documents which are stated to apply to or are made by a “Guarantor”, a “Loan Party”, a “Company”, a “Pledgor”, or a “Debtor”. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article 6 of the Credit Agreement applicable to New Guarantor as a Guarantor is true and correct as to New Guarantor on and as of the date hereof, and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, PTC Agreement, and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, the Guaranty, the Indemnity, the Intercompany Subordination Agreement, the Pledge Agreement, the Security Agreement, the PTC Agreement, and each of the other Loan Documents given by the Guarantors to Administrative Agent and any of the Lenders.

New Guarantor is simultaneously delivering to the Administrative Agent the following documents together with the Guarantor Joinder required under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures]:

Updated Schedules to Credit Agreement and to other applicable Loan Documents. [Note: updates to schedules do not cure any breach of warranties].

Schedule No. and Description	Delivered	Not Delivered
Schedule 1.1(R) - Real Property (if applicable)	☒	☐

Schedule 6.1.1 - Qualifications To Do Business	☒	☐

Schedule 6.1.2 - Subsidiaries	☒	☐

Schedule 6.1.14 - Insurance (if applicable)	☒	☐

Opinion of Counsel (Schedule 7.1.1)	☒	☐

Any other Schedules to Credit Agreement and to any other applicable Loan Documents that necessitate updates after giving effect to this Guarantor Joinder and Assumption Agreement	☒	☐

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement.

This Guarantor Joinder and Assumption Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. New Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO GUARANTOR JOINDER]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written with the intention that it constitute a sealed instrument.

ARMSTRONG COAL SALES, LLC

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	Manager

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President